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            FOWLER, WHITE, GILLEN, BOGGS, VILLAREAL AND BANKER, P.A.

                                ATTORNEYS AT LAW

                     TAMPA - ST. PETERSBURG - CLEARWATER

                           FT. MYERS - TALLAHASSEE

      CABLE - FOWHITE       501 EAST KENNEDY BLVD.            TELECOPIER
        TELEX 52776          POST OFFICE BOX 1438           (813) 229-8313
                             TAMPA, FLORIDA 33601

                                (813) 228-7411


                                  May 28, 1996


Sports & Recreation, Inc.
4701 W. Hillsborough Avenue
Tampa, FL 33614

         Re:  Registration Statement on Form S-8

Gentlemen:

         This opinion is given to you in connection with the filing by Sports & Recreation, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-8 (the "Registration Statement") with respect to 624,668 shares of the common stock, $.01 par value, of the Company issuable pursuant to the Company's 1989 Stock Incentive Plan (the "Plan") (all shares of such stock issuable pursuant to the Plan are referred to herein as the "Common Stock"). As counsel for the Company, we have examined the relevant corporate documents incident to the giving of this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock, when issued and delivered in accordance with the provisions of the Plan and options issued thereunder, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                   /s/ FOWLER, WHITE, GILLEN, BOGGS,
                                        VILLAREAL AND BANKER, P.A.
                                       -----------------------------
                                       FOWLER, WHITE, GILLEN, BOGGS,
                                        VILLAREAL AND BANKER, P.A.